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                                                                  EXHIBIT 10.7.2

               The Second Amendment to the Employment Agreement


This Second Amendment dated October 16, 1997 is made between Madison River Telephone Company, LLC ("Holdings") and Donald K. Roberton, ("Executive") pursuant to paragraph 11 of the Employment Agreement between Holdings and Executive dated August 1, 1996 ("Employment Agreement").


1. Section 3.1 of the Employment Agreement shall be amended by inserting the following after the first full sentence:

          "Notwithstanding the foregoing, the closing of MebCom Communications, Inc. ("MebCom") shall not be considered the first acquisition and its closing date shall not be considered the First Acquisition Closing Date for purposes of paragraph 2 (Term of Employment), this paragraph 3 (Compensation) and paragraph 6 (Termination of Employment). In the event the closing of MebCom is chronologically the closing prior to the First Acquisition Closing Date for Holdings, Executive shall vest at the closing of MebCom $75,000 of his unvested and accrued compensation and said vested amount shall be paid at or soon after the closing of MebCom."

2. Section 8, third sentence shall be amended by replacing the place of arbitration submission from "Chicago, Illinois" to "Raleigh-Durham metropolitan area of North Carolina" and by replacing the language "in accordance with Illinois law" with "in accordance with Delaware law".

3.   Section 7.0 is amended to reflect the new address for Executive:

          Donald K. Roberton


All other provisions of the Employment Agreement remain in full force and effect.

IN WITNESS WHEREOF, Executive and Holdings have caused this First Amendment to the Employment Agreement to be executed as of the date first written above.


                                        Madison River Telephone Company, LLC


                                        by:  /s/ J. STEPHEN VANDERWOUDE
                                             --------------------------


                                                 DONALD K. ROBERTON
                                        -------------------------------
                                        Executive